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WEYERHAEUSER COMPANY AND SUBSIDIARIES                              Exhibit 12(e)
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
PREFERRED AND PREFERENCE SHARE DIVIDENDS (1)
(Dollar Amounts in Thousands)

                                                     TWENTY-SIX
                                                    WEEKS ENDING
                                                ----------------------
                                                  JUNE 29     JUNE 30
                                                   1997        1996        1996         1995         1994         1993        1992
                                                ------------------------------------------------------------------------------------

Available earnings:
     Earnings before interest expense,
      amortization of debt expense, income
      taxes and extraordinary item............    $385,030   $565,048   $1,089,493   $1,672,308   $1,261,542   $1,160,971   $949,371

     Add interest portion of rental expense...      12,598      9,768       22,023       21,241       20,303       19,719     19,013

                                                ------------------------------------------------------------------------------------

     Available earnings before extraordinary
      item....................................    $397,628   $574,816   $1,111,516   $1,693,549   $1,281,845   $1,180,690   $968,384

                                                ====================================================================================

Fixed charges and  preferred and
preference share dividends:
     Interest expense incurred:
       Weyerhaeuser Company and subsidiaries
         excluding Weyerhaeuser Real Estate
         Company and Weyerhaeuser Financial
         Services, Inc. and their subsidiaries    $136,342   $134,950   $  269,927   $  267,625   $  233,748   $  211,645   $185,519

       Weyerhaeuser Real Estate Company and
         consolidated subsidiaries............      34,834     33,548       65,402       75,555       78,426       77,646     72,561

       Weyerhaeuser Financial Services, Inc.
         and consolidated subsidiaries........      25,697     35,130       66,516       64,376       76,275       95,309    151,518

                                                ------------------------------------------------------------------------------------

                 Subtotal.....................     196,873    203,628      401,845      407,556      388,449      384,600    409,598

       Less intercompany interest.............        (436)      (644)      (1,707)     (11,654)        (464)        (514)     1,682

                                                ------------------------------------------------------------------------------------

       Total interest expense incurred........     197,309    204,272      403,552      419,210      388,913      385,114    407,916

                                                ------------------------------------------------------------------------------------

     Amortization of debt expense.............       1,554      1,667        3,237        3,520        3,595        3,168      4,129

                                                ------------------------------------------------------------------------------------

     Rental expense:
         Weyerhaeuser Company and consolidated
           subsidiaries.......................      32,865     23,311       50,477       50,938       45,613       41,860     38,500

         Weyerhaeuser Real Estate Company and
           consolidated subsidiaries..........       2,012      1,897        4,020        4,239        5,341        6,718      6,685

         Weyerhaeuser Financial Services, Inc.
           and consolidated subsidiaries......       2,917      4,095       11,573        8,546        9,955       10,580     11,854

                                                ------------------------------------------------------------------------------------

                                                    37,794     29,303       66,070       63,723       60,909       59,158     57,039

                                                ------------------------------------------------------------------------------------

         Interest portion of rental expense...      12,598      9,768       22,023       21,241       20,303       19,719     19,013

                                                ------------------------------------------------------------------------------------

       Preferred and preference share
        dividends of Weyerhaeuser Company
              After-tax basis.................       N/A          N/A        N/A          N/A          N/A          N/A          N/A

                                                ------------------------------------------------------------------------------------

              Pre-tax basis...................       N/A          N/A        N/A          N/A          N/A          N/A          N/A

                                                ------------------------------------------------------------------------------------

        Fixed charges and preferred and
              preference share dividends:         $211,461   $215,707   $  428,812   $  443,971   $  412,811   $  408,001   $431,058

                                                ====================================================================================

Ratios of earnings to fixed charges and
 preferred and preference share dividends.....        1.88       2.66         2.59         3.81         3.11         2.89       2.25

                                                ====================================================================================

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(1)  Includes Interest Paid on Depositor Accounts By Republic Federal Savings &
     Loan Association in 1992.